Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-170231

SUBJECT TO COMPLETION — DATED JUNE 3, 2014

$1,365,280,000 Automobile Receivables Backed Notes

AmeriCredit Automobile Receivables Trust 2014-2

Issuing Entity

AFS SenSub Corp.

Depositor

Sponsor and Servicer

Supplement, dated June 3, 2014 (subject to completion)

to

Prospectus Supplement, dated May 29, 2014 (subject to completion)

to

Prospectus, dated March 31, 2011

This Supplement revises, and should be read in conjunction with the Prospectus Supplement, dated May 29, 2014 (subject to completion), and the Prospectus, dated March 31, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this supplement, or the prospectus supplement or the prospectus to which it relates, is truthful or complete. Any representation to the contrary is a criminal offense.

The depositor (the “registrant”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this supplement to prospectus supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the registrant has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611.

Joint Bookrunners

BofA Merrill Lynch	Deutsche Bank Securities	RBC Capital Markets	Wells Fargo Securities

Co-Managers solely with respect to the Class A Notes

BNP PARIBAS	Goldman, Sachs & Co.	Morgan Stanley	RBS

The Prospectus Supplement referenced above is hereby revised as follows:

Front Cover Page:

•	The total initial principal amount of the Notes indicated on the top line of the front cover page should read:

$1,365,280,000.

•	The first table on the front cover page should read:

		Principal Amount	Interest Rate	Final Scheduled Distribution Date	Price to Public(1)		Underwriting Discounts		Proceeds to Seller (2)
Class A-1 Notes			$227,000,000%	June 8, 2015		%		%		%
Class A-2-A Notes(3)	}		$453,950,000%	October 10, 2017		%		%		%
Class A-2-B Notes(3)			One-month LIBOR + %	October 10, 2017		%		%		%
Class A-3 Notes			$313,460,000%	February 8, 2019		%		%		%
Class B Notes			$107,120,000%	July 8, 2019		%		%		%
Class C Notes			$132,980,000%	June 8, 2020		%		%		%
Class D Notes			$130,770,000%	July 8, 2020		%		%		%

			$1,365,280,000		$		$		$

(1)	Plus accrued interest, if any, from June 12, 2014.
(2)	Before deducting expenses, estimated to be $850,000.
(3)	The allocation of the principal amount between the Class A-2-A Notes and the Class A-2-B Notes will be determined on or before the day of pricing.

Summary:

•	The tables under “Summary—Description of the Securities” should read:

Publicly Offered Notes

Class		Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
A-1			$227,000,000%	June 8, 2015
A-2-A(1)	}		$453,950,000%	October 10, 2017
A-2-B(1)			One-month LIBOR + %	October 10, 2017
A-3			$313,460,000%	February 8, 2019
B			$107,120,000%	July 8, 2019
C			$132,980,000%	June 8, 2020
D			$130,770,000%	July 8, 2020

(1)	The allocation of the principal amount between the Class A-2-A Notes and the Class A-2-B Notes will be determined on or before the day of pricing.

Privately Placed Notes

Class	Initial Note Principal Balance	Interest Rate		Final Scheduled Distribution Date
E	$34,720,000		%	November 8, 2021

•	The first paragraph under “Summary—Credit Enhancement—Reserve Account” should read:

On the closing date, approximately $29,551,451 will be deposited into the reserve account, which is 2.0% of the expected initial aggregate principal balance of the automobile loan contracts.

•	The third paragraph under “Summary—Credit Enhancement—Reserve Account” should read:

On each distribution date, any excess cashflow will be deposited to the reserve account to maintain the amount on deposit at 2.0% of the initial aggregate principal balance of the automobile loan contracts (approximately $29,551,451); provided that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the notes after giving effect to the payments described in clauses 1 through 18 under “—Payments” above.

•	The first sentence under “Summary—Redemption—Optional Redemption” should read:

On any distribution date on which the aggregate principal balance of the automobile loan contracts declines to 10% or less of the aggregate principal balance of the automobile loan contracts as of the cutoff date, which is expected to be approximately $147,757,256, the notes then outstanding may be redeemed in whole, but not in part, if the servicer or the depositor exercises its “clean-up call” option to purchase the automobile loan contract pool.

The Issuing Entity:

•	The section “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” should read:

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Aggregate Principal Balance of the Automobile Loan Contracts	$1,477,572,559
Reserve Account	$29,551,451

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Notes	$227,000,000
Class A-2 Notes	$453,950,000
Class A-3 Notes	$313,460,000
Class B Notes	$107,120,000
Class C Notes	$132,980,000
Class D Notes	$130,770,000
Class E Notes	$34,720,000

Total	$1,400,000,000

The issuing entity’s fiscal year ends on December 31.

The Automobile Loan Contracts:

•	The second bullet point of the first paragraph under “The Automobile Loan Contracts—Composition” should read:

As of the cutoff date, the automobile loan contracts are expected to have an aggregate Principal Balance of at least $1,477,572,559.37.

Yield and Prepayment Considerations:

•	The fourth bullet point under the paragraph that begins “The tables below which are captioned ‘Percent of Initial Note Principal Balance at Various ABS Percentages’ are based on ABS and were prepared using the following assumptions” should read:

the initial principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes is equal to the initial principal amount set forth on the front cover of this prospectus supplement and the initial principal amount of the Class A-2-A Notes is $100,000,000, the Class A-2-B Notes is $353,950,000 and the Class E Notes is $34,720,000;

•	The table following the paragraph that begins “The tables below which are captioned ‘Percent of Initial Note Principal Balance at Various ABS Percentages’ are based on ABS and were prepared using the following assumptions” should read:

Pool	Aggregate Principal Balance	Gross APR	Assumed Cutoff Date	Remaining Term to Maturity (in Months)	Seasoning (in Months)
1	$1,672,953.12	18.615%	7/1/2014	8	55
2	$7,348,154.23	17.885%	7/1/2014	19	52
3	$1,741,723.52	16.503%	7/1/2014	28	37
4	$2,514,706.54	13.643%	7/1/2014	47	1
5	$15,953,023.40	14.307%	7/1/2014	59	1
6	$156,511,559.20	12.192%	7/1/2014	71	1
7	$6,347,406.46	19.075%	6/1/2014	8	54
8	$30,500,763.48	17.875%	6/1/2014	19	52
9	$9,042,691.49	17.180%	6/1/2014	28	37
10	$15,030,555.62	13.887%	6/1/2014	47	1
11	$116,485,624.69	14.424%	6/1/2014	59	1
12	$1,114,423,397.61	12.391%	6/1/2014	71	1

•	The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” should read as set forth in Appendix A to this Supplement.

Description of the Notes:

•	The first sentence under “Description of the Notes—Optional Redemption” should read:

On any distribution date on which the Pool Balance has declined to 10% or less of the aggregate Principal Balance of the automobile loan contracts as of the cutoff date, which is expected to be approximately $147,757,256, any notes that are still outstanding may be redeemed in whole, but not in part, as described in the accompanying prospectus under “Description of the Transaction Documents—Termination.”

Description of the Transaction Documents:

•	The first sentence of the last paragraph under “Description of the Transaction Documents—Distributions—Distribution Date Payments” should read:

Amounts that would remain on deposit in the reserve account on any distribution date that are in excess of the lesser of (i) 2.0% of the initial aggregate Principal Balance of the automobile loan contracts (approximately $29,551,451) and (ii) the aggregate principal balance of the notes after giving effect to all payments on that distribution date will be added to Available Funds and distributed in accordance with the priorities set forth above.

•	The first sentence of the first paragraph under “Description of the Transaction Documents—Credit Enhancement—Reserve Account” should read:

On the closing date, a reserve account will be established in the name of the trustee on behalf of the noteholders and an initial cash deposit of approximately $29,551,451, which is 2.0% of the expected initial aggregate Principal Balance of the automobile loan contracts, will be made to the reserve account.

Underwriting:

•	The table following the first paragraph under “Underwriting” should read:

	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2-A Notes(1)	Principal Amount of Class A-2-B Notes(1)	Principal Amount of Class A-3 Notes		Principal Amount of Class B Notes		Principal Amount of Class C Notes		Principal Amount of Class D Notes
Deutsche Bank Securities Inc.	$		$	$	$		$		$		$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$		$	$	$		$		$		$
RBC Capital Markets, LLC	$		$	$	$		$		$		$
Wells Fargo Securities, LLC	$		$	$	$		$		$		$
BNP Paribas Securities Corp.	$		$	$	$		$		$		$
Goldman, Sachs & Co.	$		$	$	$		$		$		$
Morgan Stanley & Co. LLC	$		$	$	$		$		$		$
RBS Securities Inc.	$		$	$	$		$		$		$

Total		$227,000,000	$	$		$313,460,000		$107,120,000		$132,980,000		$130,770,000

(1)	The allocation of the principal amount between the Class A-2-A Notes and the Class A-2-B Notes will be determined on or before the day of pricing.

Glossary:

•	The definition of “Step-Down Amount” should read:

Step-Down Amount means, for any distribution date, the excess, if any, of:

(1)	the Required Pro Forma Note Balance;

minus

(2)	the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the notes;

provided, however, that the Step-Down Amount in no event may exceed the amount that would reduce the positive difference, if any, of the Pool Balance minus the Pro Forma Note Balance, to an amount less than approximately $7,387,863, which is 0.50% of the expected initial Pool Balance.

Appendix A

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
07/8/14	86	83	80	62	100	100	100	100
08/8/14	70	64	56	34	100	100	100	100
09/8/14	54	45	34	11	100	100	100	100
10/8/14	39	26	11	0	100	100	100	94
11/8/14	23	8	0	0	100	100	95	82
12/8/14	8	0	0	0	100	95	84	71
01/8/15	0	0	0	0	96	86	75	63
02/8/15	0	0	0	0	91	80	68	56
03/8/15	0	0	0	0	86	75	62	48
04/8/15	0	0	0	0	82	69	55	41
05/8/15	0	0	0	0	77	64	48	33
06/8/15	0	0	0	0	73	58	42	26
07/8/15	0	0	0	0	69	53	36	19
08/8/15	0	0	0	0	64	47	29	12
09/8/15	0	0	0	0	60	42	23	5
10/8/15	0	0	0	0	55	37	17	0
11/8/15	0	0	0	0	51	32	12	0
12/8/15	0	0	0	0	46	26	6	0
01/8/16	0	0	0	0	42	21	*	0
02/8/16	0	0	0	0	38	16	0	0
03/8/16	0	0	0	0	34	12	0	0
04/8/16	0	0	0	0	30	7	0	0
05/8/16	0	0	0	0	26	2	0	0
06/8/16	0	0	0	0	22	0	0	0
07/8/16	0	0	0	0	17	0	0	0
08/8/16	0	0	0	0	13	0	0	0
09/8/16	0	0	0	0	9	0	0	0
10/8/16	0	0	0	0	5	0	0	0
11/8/16	0	0	0	0	1	0	0	0
12/8/16	0	0	0	0	0	0	0	0
01/8/17	0	0	0	0	0	0	0	0
02/8/17	0	0	0	0	0	0	0	0
03/8/17	0	0	0	0	0	0	0	0
04/8/17	0	0	0	0	0	0	0	0
05/8/17	0	0	0	0	0	0	0	0
06/8/17	0	0	0	0	0	0	0	0
07/8/17	0	0	0	0	0	0	0	0
08/8/17	0	0	0	0	0	0	0	0
09/8/17	0	0	0	0	0	0	0	0
10/8/17	0	0	0	0	0	0	0	0
11/8/17	0	0	0	0	0	0	0	0
12/8/17	0	0	0	0	0	0	0	0
01/8/18	0	0	0	0	0	0	0	0
02/8/18	0	0	0	0	0	0	0	0
03/8/18	0	0	0	0	0	0	0	0
04/8/18	0	0	0	0	0	0	0	0
05/8/18	0	0	0	0	0	0	0	0
06/8/18	0	0	0	0	0	0	0	0
07/8/18	0	0	0	0	0	0	0	0
08/8/18	0	0	0	0	0	0	0	0
09/8/18	0	0	0	0	0	0	0	0
10/8/18	0	0	0	0	0	0	0	0
11/8/18	0	0	0	0	0	0	0	0
12/8/18	0	0	0	0	0	0	0	0
01/8/19	0	0	0	0	0	0	0	0
02/8/19	0	0	0	0	0	0	0	0
03/8/19	0	0	0	0	0	0	0	0
04/8/19	0	0	0	0	0	0	0	0
05/8/19	0	0	0	0	0	0	0	0
06/8/19	0	0	0	0	0	0	0	0
07/8/19	0	0	0	0	0	0	0	0
08/8/19	0	0	0	0	0	0	0	0
09/8/19	0	0	0	0	0	0	0	0
10/8/19	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	0.31	0.26	0.22	0.16	1.48	1.17	0.95	0.78
Weighted Average Life to Maturity (Years)	0.31	0.26	0.22	0.16	1.48	1.17	0.95	0.78

*	Indicates a number that is greater than 0.0% but less than 0.5%.

A-1

Appendix A

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-3 Notes				Class B Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
07/8/14	100	100	100	100	100	100	100	100
08/8/14	100	100	100	100	100	100	100	100
09/8/14	100	100	100	100	100	100	100	100
10/8/14	100	100	100	100	100	100	100	100
11/8/14	100	100	100	100	100	100	100	100
12/8/14	100	100	100	100	100	100	100	100
01/8/15	100	100	100	100	100	100	100	100
02/8/15	100	100	100	100	100	100	100	100
03/8/15	100	100	100	100	100	100	100	100
04/8/15	100	100	100	100	100	100	100	100
05/8/15	100	100	100	100	100	100	100	100
06/8/15	100	100	100	100	100	100	100	100
07/8/15	100	100	100	100	100	100	100	100
08/8/15	100	100	100	100	100	100	100	100
09/8/15	100	100	100	100	100	100	100	100
10/8/15	100	100	100	98	100	100	100	100
11/8/15	100	100	100	89	100	100	100	100
12/8/15	100	100	100	79	100	100	100	100
01/8/16	100	100	100	70	100	100	100	100
02/8/16	100	100	92	61	100	100	100	100
03/8/16	100	100	84	52	100	100	100	100
04/8/16	100	100	77	43	100	100	100	100
05/8/16	100	100	69	35	100	100	100	100
06/8/16	100	97	61	26	100	100	100	100
07/8/16	100	90	54	18	100	100	100	100
08/8/16	100	83	47	10	100	100	100	100
09/8/16	100	77	39	2	100	100	100	100
10/8/16	100	70	32	0	100	100	100	83
11/8/16	100	64	25	0	100	100	100	61
12/8/16	96	58	19	0	100	100	100	40
01/8/17	91	51	12	0	100	100	100	19
02/8/17	85	45	6	0	100	100	100	0
03/8/17	79	39	0	0	100	100	97	0
04/8/17	73	33	0	0	100	100	79	0
05/8/17	68	27	0	0	100	100	61	0
06/8/17	62	22	0	0	100	100	44	0
07/8/17	56	16	0	0	100	100	27	0
08/8/17	51	10	0	0	100	100	10	0
09/8/17	45	5	0	0	100	100	0	0
10/8/17	39	0	0	0	100	97	0	0
11/8/17	34	0	0	0	100	81	0	0
12/8/17	28	0	0	0	100	65	0	0
01/8/18	22	0	0	0	100	50	0	0
02/8/18	17	0	0	0	100	35	0	0
03/8/18	11	0	0	0	100	20	0	0
04/8/18	6	0	0	0	100	5	0	0
05/8/18	*	0	0	0	100	0	0	0
06/8/18	0	0	0	0	84	0	0	0
07/8/18	0	0	0	0	68	0	0	0
08/8/18	0	0	0	0	52	0	0	0
09/8/18	0	0	0	0	36	0	0	0
10/8/18	0	0	0	0	21	0	0	0
11/8/18	0	0	0	0	5	0	0	0
12/8/18	0	0	0	0	0	0	0	0
01/8/19	0	0	0	0	0	0	0	0
02/8/19	0	0	0	0	0	0	0	0
03/8/19	0	0	0	0	0	0	0	0
04/8/19	0	0	0	0	0	0	0	0
05/8/19	0	0	0	0	0	0	0	0
06/8/19	0	0	0	0	0	0	0	0
07/8/19	0	0	0	0	0	0	0	0
08/8/19	0	0	0	0	0	0	0	0
09/8/19	0	0	0	0	0	0	0	0
10/8/19	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	3.21	2.64	2.17	1.81	4.21	3.62	3.00	2.49
Weighted Average Life to Maturity (Years)	3.21	2.64	2.17	1.81	4.21	3.62	3.00	2.49

*	Indicates a number that is greater than 0.0% but less than 0.5%.

A-2

Appendix A

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class C Notes				Class D Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
07/8/14	100	100	100	100	100	100	100	100
08/8/14	100	100	100	100	100	100	100	100
09/8/14	100	100	100	100	100	100	100	100
10/8/14	100	100	100	100	100	100	100	100
11/8/14	100	100	100	100	100	100	100	100
12/8/14	100	100	100	100	100	100	100	100
01/8/15	100	100	100	100	100	100	100	100
02/8/15	100	100	100	100	100	100	100	100
03/8/15	100	100	100	100	100	100	100	100
04/8/15	100	100	100	100	100	100	100	100
05/8/15	100	100	100	100	100	100	100	100
06/8/15	100	100	100	100	100	100	100	100
07/8/15	100	100	100	100	100	100	100	100
08/8/15	100	100	100	100	100	100	100	100
09/8/15	100	100	100	100	100	100	100	100
10/8/15	100	100	100	100	100	100	100	100
11/8/15	100	100	100	100	100	100	100	100
12/8/15	100	100	100	100	100	100	100	100
01/8/16	100	100	100	100	100	100	100	100
02/8/16	100	100	100	100	100	100	100	100
03/8/16	100	100	100	100	100	100	100	100
04/8/16	100	100	100	100	100	100	100	100
05/8/16	100	100	100	100	100	100	100	100
06/8/16	100	100	100	100	100	100	100	100
07/8/16	100	100	100	100	100	100	100	100
08/8/16	100	100	100	100	100	100	100	100
09/8/16	100	100	100	100	100	100	100	100
10/8/16	100	100	100	100	100	100	100	100
11/8/16	100	100	100	100	100	100	100	100
12/8/16	100	100	100	100	100	100	100	100
01/8/17	100	100	100	100	100	100	100	100
02/8/17	100	100	100	99	100	100	100	100
03/8/17	100	100	100	83	100	100	100	100
04/8/17	100	100	100	67	100	100	100	100
05/8/17	100	100	100	50	100	100	100	100
06/8/17	100	100	100	33	100	100	100	100
07/8/17	100	100	100	17	100	100	100	100
08/8/17	100	100	100	2	100	100	100	100
09/8/17	100	100	95	0	100	100	100	86
10/8/17	100	100	82	0	100	100	100	0
11/8/17	100	100	70	0	100	100	100	0
12/8/17	100	100	57	0	100	100	100	0
01/8/18	100	100	43	0	100	100	100	0
02/8/18	100	100	30	0	100	100	100	0
03/8/18	100	100	17	0	100	100	100	0
04/8/18	100	100	5	0	100	100	100	0
05/8/18	100	93	0	0	100	100	93	0
06/8/18	100	81	0	0	100	100	82	0
07/8/18	100	70	0	0	100	100	0	0
08/8/18	100	59	0	0	100	100	0	0
09/8/18	100	46	0	0	100	100	0	0
10/8/18	100	34	0	0	100	100	0	0
11/8/18	100	22	0	0	100	100	0	0
12/8/18	91	11	0	0	100	100	0	0
01/8/19	79	0	0	0	100	100	0	0
02/8/19	66	0	0	0	100	89	0	0
03/8/19	51	0	0	0	100	0	0	0
04/8/19	37	0	0	0	100	0	0	0
05/8/19	22	0	0	0	100	0	0	0
06/8/19	9	0	0	0	100	0	0	0
07/8/19	0	0	0	0	96	0	0	0
08/8/19	0	0	0	0	83	0	0	0
09/8/19	0	0	0	0	0	0	0	0
10/8/19	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	4.79	4.25	3.57	2.95	5.22	4.73	4.05	3.31
Weighted Average Life to Maturity (Years)	4.79	4.25	3.57	2.95	5.42	5.03	4.31	3.50

A-3